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                                                                    EXHIBIT 24.2

                                POWER OF ATTORNEY

     I, Michael R. Klein, a director of SRA International, Inc., hereby constitute and appoint Ernst Volgenau, Edward E. Legasey, Stephen C. Hughes and Brent B. Siler, and each of them singly, my true and lawful attorneys with full power to them, and each of them singly, with full powers of substitution and resubstitution, to sign for me and in my name in my capacity as a director of SRA International, Inc., any and all pre-effective and post-effective amendments to the Registration Statement on Form S-1 of SRA International, Inc. (No. 333-105626), and any subsequent Registration Statement for the same offering which may be filed under Rule 462(b), and generally to do all such things in my name and on my behalf in my capacity as a director to enable SRA International, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming my signature as it may be signed by my said attorneys, or any of them, or their substitute or substitutes, to any and all amendments to said Registration Statement or to any subsequent Registration Statement for the same offering which may be filed under Rule 462(b).

     IN WITNESS WHEREOF, I have executed this Power of Attorney on this 5th day of June, 2003.

                                     /s/ Michael R. Klein
                                     -----------------------------------
                                     Michael R. Klein
                                     Director